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                                                                    EXHIBIT 4.13

                 AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT

                  AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT (this "AMENDMENT NO. 1"), dated as of December 31, 2002, by and between HFG HEALTHCO-4 LLC, a Delaware limited liability company (together with its successors and assigns, the "LENDER") and MATRIA HEALTHCARE, INC., as authorized representative of the Borrowers (in such capacity, together with its permitted successors and assigns, the "AUTHORIZED REPRESENTATIVE").

                  PRELIMINARY STATEMENTS.

                  (A) Matria Healthcare, Inc., a Delaware corporation (together with its permitted successors and assigns, the "PARENT"), Diabetes Acquisition, Inc., a Georgia corporation and wholly-owned subsidiary of the Parent (together with its permitted successors and assigns, "DAI"), Gainor Medical Acquisition Company, a Georgia corporation and wholly-owned subsidiary of DAI (together with its permitted successors and assigns, "GAINOR"), Diabetes Management Solutions, Inc., a Delaware corporation and wholly-owned subsidiary of Gainor (together with its permitted successors and assigns, "DMS"), Diabetes Self Care, Inc., a Virginia corporation and wholly-owned subsidiary of Gainor (together with its permitted successors and assigns, "DSC"), Matria Laboratories, Inc., a Delaware corporation and wholly-owned subsidiary of DSC (together with its permitted successors and assigns, "MLI"), Facet Technologies, LLC, a Georgia limited liability company whose interests are wholly-owned by the Parent (together with its permitted successors and assigns, "FACET"), Matria of New York, Inc., a New York corporation and wholly-owned subsidiary of the Parent (together with its permitted successors and assigns, "MNY"), Matria Healthcare of Illinois, Inc., a Georgia corporation and wholly-owned subsidiary of the Parent (together with its permitted successors and assigns, "MII"), Quality Oncology, Inc., a Delaware corporation and wholly-owned subsidiary of the Parent (together with its permitted successors and assigns, "QO") (the Parent, DAI, Gainor, DMS, DSC, MLI, Facet, MNY, MII and QO, each individually a "BORROWER" and jointly and severally, the "BORROWERS"), the Authorized Representative and the Lender entered into a Loan and Security Agreement dated as of October 22, 2002 (as amended, restated, modified or supplemented from time to time, the "AGREEMENT"). Terms not defined herein are used as defined in the Agreement.

                  (B) The parties to the Agreement have agreed to amend the Agreement as described herein.

                  NOW, THEREFORE, the parties hereto hereby acknowledge and agree as follows:

                  1. Exhibit I to the Agreement is amended by adding the following additional defined term in the appropriate alphabetical order:

                  "TEST PERIOD" means, for any determination of the ratio of Debt to EBITDA or the Fixed Charge Coverage Ratio, the period of four consecutive fiscal quarters of the Parent ended at the end of the relevant fiscal quarter or fiscal year of the Parent, except that for purposes of calculating the ratio of Debt to

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         EBITDA and the Fixed Charge Coverage Ratio for the three fiscal quarters ending March 31, 2003, June 30, 2003, and September 30, 2003, the "TEST PERIOD" shall be the period commencing on January 1, 2003, and ending on the last day of such respective fiscal quarter of Parent. In clarification of the foregoing, for purposes of calculating the ratio of Debt to EBITDA and the Fixed Charge Coverage Ratio for the period ending December 31, 2002, "TEST PERIOD" shall mean the twelve-month period ending on such date.

                  2. Exhibit I to the Agreement is further amended by amending the definition of "Fixed Charge Coverage Ratio" in its entirety to read as follows:

                  "FIXED CHARGE COVERAGE RATIO" means, as determined as of the end of each Test Period, for the Test Period then ended, the quotient obtained by dividing (i) EBITDA for such period, by (ii) the sum of (x) Interest Expense for such period, (y) the current portion of long term Debt as of the end of such period, and (z) capital expenditures for such period, provided, that for any such determination to be made as of the Test Periods ending March 31, 2003, June 30, 2003, and September 30, 2003, EBITDA, Interest Expense, the current portion of long term Debt and capital expenditures for such period shall be annualized.

                  3. Clause (p) of Exhibit V to the Agreement is amended in its entirety to read as follows:

                  (p) The ratio of Debt to EBITDA for the Parent and its Subsidiaries for (x) the Test Periods prior to and including the fiscal quarter ending September 30, 2003, is greater than 4.5:1.0, and (y) all Test Periods thereafter, is greater than 3.5:1.0; provided, that, for any such determination to be made as of the Test Periods ending March 31, 2003, June 30, 2003, and September 30, 2003, EBITDA for such period shall be annualized.

                  4. Clause (q) of Exhibit V to the Agreement is amended in its entirety to read as follows:

                  (q) The Fixed Charge Coverage Ratio for the Parent and its Subsidiaries for (x) the Test Period ending December 31, 2002, is less than 0.85:1.0, (y) the Test Period ending March 31, 2003, is less than 1.1:1.0, and (z) all Test Periods thereafter is less than 1.2:1.0.

                  5. This Amendment No. 1 is effective as of the date first above written.

                  6. The Authorized Representative, for itself and on behalf of each of the Borrowers, reaffirms and restates the representations and warranties contained in Exhibits III and VII to the Agreement, as amended by this Amendment No. 1, and all such representations and warranties shall be true and correct on the date hereof with the same force and effect as if made on such date (except to the extent that any such representation and warranty is expressly stated to have been made as of a specific date, in which case such representation and warranty shall be true and correct in all material respects as of such date). The Authorized Representative, for

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itself and on behalf of each of the Borrowers, represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Lender that:

                  a. No event has occurred and is continuing, or would result from the execution of this Amendment No. 1, that constitutes a Default or an Event of Default;

                  b. It has the power and authority to execute, deliver and carry out the terms and provisions of this Amendment No. 1 for itself and on behalf of the Borrowers, and it and each of the Borrowers has taken or caused to be taken all necessary action to authorize the execution, delivery and performance of this Amendment No. 1;

                  c. No consent of any other person (including, without limitation, shareholders or creditors of the Authorized Representative or any of the Borrowers), and no action of, or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution, delivery and performance of this Amendment No. 1;

                  d. This Amendment No. 1 and any other instruments and documents contemplated hereby have been duly executed and delivered by a duly authorized officer on behalf of the Authorized Representative, and constitutes a legal, valid and binding obligation of the Authorized Representative and each of the Borrowers enforceable against each such party in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and the exercise of judicial discretion in accordance with general principles of equity; and

                  e. The execution, delivery and performance of this Amendment No. 1 and any other instruments and documents contemplated hereby will not violate any law, statute or regulation, or any order or decree of any court or governmental instrumentality, or conflict with, or result in the breach of, or constitute a default under any contractual obligation of the Authorized Representative or any Borrower.

                  7. The Borrowers shall pay to the Lender an amendment fee in the amount of $25,000 upon the execution of this Amendment No. 1.

                  8. Nothing herein shall be deemed to be a waiver of any Default or Event of Default, or any covenant or agreement contained in the Agreement, and the Authorized Representative, for itself and each of the Borrowers, hereby agrees that all of the covenants and agreements contained in the Agreement, as amended hereby, and the other Documents are hereby ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

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                  9.       All references to the Agreement in the Agreement and
the other Documents shall mean the Agreement as amended hereby and as it may in the future be amended, restated, supplemented or modified from time to time.

                  10. This Amendment No. 1 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment No. 1 by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment No. 1.

                  11.      THIS AMENDMENT NO. 1 SHALL, IN ACCORDANCE WITH
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

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                  IN WITNESS WHEREOF, the undersigned parties have caused this
Amendment No. 1 to be duly executed by their authorized officers thereunto duly authorized, as of the date first above written.

LENDER:                                      HFG HEALTHCO-4 LLC

                                             By: _______________________________
                                                 Name: Orlando Figueroa
                                                 Title: Vice President

AUTHORIZED REPRESENTATIVE:                   MATRIA HEALTHCARE, INC.

                                             By: _______________________________
                                                 Name: _________________________
                                                 Title: ________________________